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                     (FREDRIKSON & BYRON, P.A. LETTERHEAD)


August 5, 2003



Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, CA  95131-1721

Re:  Registration Statement on Form S-3 - Exhibit 5.1

Ladies/Gentlemen:

We have acted as counsel for Bell Microproducts Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of the following securities (the "Securities") of the Company having an initial aggregate offering price of up to $35,000,000:

         (i) Unsecured debt securities (the "Debt Securities"), issuable directly or upon exercise of Warrants (as defined below);

         (ii) Preferred stock, $0.01 par value per share (the "Preferred Stock"), of the Company issuable directly or upon exercise of Warrants (as defined below);

         (iii) Common stock, $0.01 par value per share (the "Common Stock") of the Company, issuable directly or upon conversion of Debt Securities or Preferred Stock, or upon exercise of Warrants (as defined below); and

         (iv) Warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the "Warrants").

         The Securities may be offered separately or together in any combination, in one or more series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement. The Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate insertions (the "Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. Each series of Preferred Stock is to be issued under the Company's Amended and Restated Articles of



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August 5, 2003
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Incorporation (the "Articles of Incorporation"), and a certificate of designations ("Certificate of Designations") to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of California (the "California Secretary of State") in accordance with the California Corporations Code. The Common Stock is to be issued under the Articles of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4.4, 4.5 and 4.6 to the Registration Statement, whichever is appropriate and with appropriate insertions (the "Warrant Agreements"), to be entered into by the Company and warrant agents to be named by the Company.

         As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the "Corporate Proceedings"), the Board of Directors will, before they are issued, authorize the issuance of any Securities, and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company.

        We have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the Company, as amended, the Registration Statement.

         In connection with rendering this opinion, we have reviewed the following:

         1. The Company's Articles of Incorporation, as amended or restated;

         2.       The Company's Bylaws, as amended or restated;

         3. Such of the Corporate Proceedings as have occurred as of the date hereof; and

         4. Such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

         (i) upon (a) the completion of all required Corporate Proceedings relating to the Indenture, and (b) the execution and delivery by the Company of the Indenture, the Indenture will become a valid and binding obligation of the Company;

         (ii) upon (a) the execution and delivery by the Company of the Indenture, (b) the completion of all required Corporate Proceedings relating to the issuance of Debt Securities, (c) the due execution and delivery of the Debt Securities, and (d) the due authentication of the Debt Securities by a duly appointed trustee, such Debt Securities will be valid and binding obligations of the Company;


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August 5, 2003
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         (iii) upon (a) the due authorization, execution, acknowledgment, delivery and filing by the Company with, and recording by, the California Secretary of State of the applicable Certificate of Designations, (b) the completion of all required Corporate Proceedings relating to the issuance of Preferred Stock, and (c) the due execution, issuance and delivery of certificates representing the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

         (iv) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable; and

         (v) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Company.

         The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Company in accordance with applicable law; (b) the Indenture or Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (c) the Registration Statement shall have become effective under the Securities Act; and (d) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended.

         We have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents executed by parties other than the Company we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties, that such documents are legal, valid, binding and enforceable obligations of such parties in accordance with their respective terms and that the representations and warranties made in such documents by such parties are true and correct. We have also assumed that each natural person executing any document relating to the matters covered by this opinion letter has the capacity and is legally competent to do so.

         Our opinions expressed herein are limited to the laws of the State of Minnesota (excluding its conflict of laws principles), the corporate laws of the State of California as reported by Prentice-Hall Information Services in its Corporation Statutes (without examination of any judicial decisions applicable to the corporate laws of the State of California), and the



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August 5, 2003
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substantive laws of the United States of America. We express no opinion as to the laws of any other state or jurisdiction. We have assumed that insofar as the substantive law of any other jurisdiction is applicable to any of the matters opined on herein, such law is not materially different from that of the State of Minnesota. We express no opinion on any matter of county, municipal, or special political subdivision law.

         Our opinions expressed herein are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Indenture, the Debt Securities and the Warrants may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; (3) the limitations or restrictions on a party's ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company' obligations at the time of the attempted enforcement of such obligations, and (b) the effect of court decisions and statutes which indicate that provisions of the Indenture, Debt Securities or the Warrants, which permit you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

         (B) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the SEC, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Act or the Securities Exchange Act of 1934, as amended, are against public policy and are therefore unenforceable.

         (C) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Indenture, Debt Securities or the Warrants other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Indenture, Debt Securities or the Warrants.


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August 5, 2003
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         (D) We express no opinion as to the effect of any state law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

         (E) We express no opinion as to the effect of any state law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

         (F) Our opinions with regard to the Indenture, Debt Securities and the Warrants are limited to laws and regulations normally applicable to transactions of the type contemplated in therein and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business.

         (G) We express no opinion as to the Company's or any other entity's or person's compliance with the antifraud or disclosure provisions of federal, state or foreign securities laws, or exemptions therefrom, in connection with the offer, issuance, transfer, distribution or other disposition of the Securities.

         (H) We express no opinion as to:

                  (1) The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

                  (2) The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

                  (3) The enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies.

         Our opinions are expressly limited to the matters set forth herein as of the date hereof. We render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


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August 5, 2003
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.


                                                       Very truly yours,

                                                       FREDRIKSON & BYRON, P.A.


                                                       By /s/ Melodie R. Rose
                                                          ---------------------
                                                          Melodie R. Rose

DIRECT DIAL:  612.492.7162
EMAIL:  mrose@fredlaw.com

dh/2834105